                                                                      Exhibit 10



                          CONSOLIDATED AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT



       This Consolidated Amendment No. 1 to Credit Agreement (this "Amendment"), dated as of October 28, 1994, is entered into by and among Pioneer-Standard Electronics, Inc. (Borrower), National City Bank, Society National Bank (successor in interest to Ameritrust Company National Association) and Star Bank, N.A. (together "banks") and National City Bank in its capacity as agent of the banks ("NCB-Agent") for the purposes of the Credit Agreement referred to below and the related writings.

                                  WITNESSETH:

       WHEREAS, the parties have entered into a Credit Agreement dated January 23, 1992, as amended by a certain Amendment Agreement dated as of June 30, 1993 (the "First Amendment") and a certain Second Amendment Agreement dated as of May 27, 1994 (the "Second Amendment") (as amended, the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning), which sets forth the terms and conditions upon which Borrower may obtain (a) "subject loans" on a revolving basis until the "conversion date" (originally January 1, 1995 but previously extended until January 1, 1997), as that term is defined in the Credit Agreement, and on an amortizing basis thereafter and (b) "subject BAs"; and

       WHEREAS, the parties desire to amend certain provisions of the Credit Agreement to (a) increase the aggregate amount of the subject commitments from thirty-five million dollars ($35,000,000) to forty-five million dollars ($45,000,000) and (b) extend the term of the subject commitments from January 1, 1997 until January 1, 1998; and

       WHEREAS, in light of the fact that certain previous amendments set forth in the First Amendment and/or the Second Amendment have been affected by later amendments and/or will be affected by this Amendment and for ease of reference, the parties also desire to restate and consolidate in this Amendment all amendments to the Credit Agreement that are effective on and as of the date hereof;

       NOW, THEREFORE, in consideration of the premises above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1 - AMENDMENTS TO CREDIT AGREEMENT
            ------------------------------

A. Subsections 2A.01 and 2A.02 of the Credit Agreement are hereby amended in their entirety to read as follows:

       2A.01 AMOUNTS -- The aggregate amount of the subject commitments shall be forty-five million dollars ($45,000,000), but that amount may be reduced from time to time pursuant to subsection 2A.03 or 2A.04 and the subject commitments may be terminated pursuant to section


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       5B.  The amount of each bank's subject commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the subject commitments, is set forth opposite the bank's name below, to-wit:

           $22,500,000               50%              National City Bank
            13,500,000               30%              Society National Bank
             9,000,000               20%              Star Bank, N.A.
          ------------              ----
           $45,000,000              100%

       2A.02 TERM -- Each subject commitment shall commence as of the date of this Agreement and shall remain in effect on a revolving basis until January 1, 1998 (the "conversion date") and thereafter on an amortizing basis until its expiration on the last amortizing date, EXCEPT that a later conversion date may be established from time to time pursuant to subsection 2A.06 and EXCEPT that the subject commitments shall end in any event upon any earlier reduction thereof to zero pursuant to subsection 2A.03 or 2A.04 or any earlier termination pursuant to section 5B.

B. Subsections 3B.01, 3B.02, 3B.03, 3B.04 and 3B.05 of the Credit Agreement are hereby amended in their entirety to read as follows:

       3B.01 NET WORTH -- Borrower will not suffer or permit the sum of the consolidated net worth of the companies at any time to be less than the then required minimum amount. The required minimum amount shall be eighty-nine million dollars ($89,000,000) EXCEPT that the required minimum amount shall be permanently increased.

              (a) On June 30, 1994 and on each quarterly date thereafter by an amount equal to the sum of fifty percent (50%) of the consolidated net income of the companies, if any, for the quarter-annual period then ending plus

              (b) upon each issuance or other sale by Borrower of any of its equity securities by an amount equal to the net proceeds (after costs and expenses) thereof.

       3B.02 LEVERAGE -- Borrower will not suffer or permit the total liabilities of the companies at any time to exceed an amount equal to two hundred twenty-five percent (225%) of the sum of the net worth of the companies, all as determined on a consolidated basis.

       3B.03 WORKING CAPITAL -- Borrower will not suffer or permit the companies' aggregate working capital at any time to fall below sixty million dollars ($60,000,000).

       3B.04 CURRENT RATIO -- Borrower will not suffer or permit the current assets of the companies at any time to fall below an amount equal to one and seven-tenths (1.7) times the amount of their current liabilities, all as determined on a consolidated basis.

       3B.05 FIXED CHARGE COVERAGE -- Borrower will not suffer or permit the aggregate of

              (a) the aggregate net income of the companies (EXCEPT Borrower's equity in any income or loss of PTGI) plus

              (b)  the aggregate interest expense of the companies plus





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              (c)  the aggregate federal, state and local income taxes of the companies plus

              (d) the aggregate operating lease expense of the companies for any four-quarter period to be less than an amount equal to one hundred eighty percent (180%) of the sum of

              (a)  the aggregate interest expense of the companies plus

              (b) the aggregate operating lease expense of the companies for that four-quarter period, all as determined on a consolidated basis.

C. Subsection 3D.01 of the Credit Agreement is hereby amended by replacing the period at the end thereof with the word "or" and by adding to the end thereof the following new clause (iii):

       (iii) Borrower's investment in Pioneer-Standard Canada Inc. (exclusive of retained earnings of Pioneer-Standard Canada Inc.) so long as the aggregate amount of such investments does not exceed ten million eight hundred thousand dollars ($10,800,000).

D. Subsection 3D.02 of the Credit Agreement is hereby amended by replacing the period at the end thereof with the word "or" and by adding to the end thereof the following new clause (v):

       (v) any advance or loan to, or guaranty of the obligations of, Pioneer-Standard Canada Inc., so long as the aggregate amount of all such advances, loans and guaranties does not exceed eighteen million five hundred thousand dollars ($18,500,000) at any one time.

E. Subsection 3D.03(ii)(A) of the Credit Agreement is hereby amended by deleting the reference to "fifteen million dollars ($15,000,000)" and substituting in lieu thereof a reference to "twenty million dollars ($20,000,000)".

F.  The following new definition is hereby added to section 9 of the Credit
Agreement:

       COMPANY refers to Borrower or to a subsidiary of Borrower, as the case may be:

SECTION II - CONDITIONS PRECEDENT
             --------------------

       It is a condition precedent to the effectiveness of this Amendment that, prior to or on the date hereof, the following items hall have been delivred to NCB-Agent (in form and substance acceptable to NCB-Agent):

       (A) an Amended and Restated Promissory Note ("Amended Note") in favor of each bank, in the form of EXHIBIT A to this Amendment, with all blanks appropriately completed, duly executed by Borrower:

       (B) an Acknowledgment of Receipt of a copy of, and Consent and Agreement to the terms of, this Amendment and the Amended Notes by Pioneer-Standard Canada Inc. with respect to a certain Continuing Guaranty of Payment executed and delivered to NCB-Agent by such entity and dated May 27, 1994;


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       (C)    a Certificate, dated as of the date hereof, of the secretary of
              Borrower certifying (1) that Borrower's Articles of Incorporation and Code of Regulations have not been amended since the execution of the Credit Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of Borrower are attached with respect to the approval of this Amendment and of the matters contemplated hereby and authorizing the execution, delivery and performance by Borrower of this Amendment and each other document to be delivered pursuant hereto and (3) as to the incumbency and signatures of the officers of Borrower signing this Amendment and each other document to be delivered pursuant hereto; and

       (D) Such other documents as NCB-Agent may request to implement this Amendment and the transactions contemplated hereby.

If NCB-Agent or banks shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof. Upon receipt of the properly completed and executed Amended Notes, banks agree to return to Borrower the previously executed notes respecting the subject loans and the same shall be marked "Replaced" or "Substituted" or with words of like import.

SECTION III - AGREEMENTS CONCERNING PIONEER-STANDARD CANADA INC.
              --------------------------------------------------

       Borrower agrees to cause is subsidiary, Pioneer-Standard Canada Inc., to comply with all the provisions of Sections 3A, 3B, 3C and 3D of the Credit Agreement and agrees that all references to financial information in section 3A shall be deemed to be references to financial information of Borrower and its subsidiaries on a consolidating and consolidated basis; PROVIDED, that Pioneer-Standard Canada Inc. shall not be required to comply with the provisions of subsection 3D.06 (captioned "DIVIDENDS").

SECTION IV - REPRESENTATIONS AND WARRANTIES
             ------------------------------

       Borrower hereby represents and warrants to each of the other parties to this Amendment that

       (A) none of the representations and warranties made in subsections 4B.01 through 4B.08 of the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

       (B) as of the date hereof no "default under this Agreement" has occurred that is continuing.

SECTION V - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS
            --------------------------------------------

       Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to banks are owed without any offset, deduction, defense or counterclaim of any nature whatsoever.

SECTION VI - REFERENCES
             ----------

       On or after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referred to the Credit Agreement, and in the subject notes or other related writings to the "Credit Agreement", "thereof", or words of like import


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referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. To the extent any amendment set forth in the First Amendment or the Second Amendment is omitted from this Amendment, the same shall be deemed eliminated as between Borrower and the other parties hereto as of the date hereof. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of NCB-Agent or banks under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement except as specifically set forth herein.
From and after the date of this Amendment references in the Credit Agreement to EXHIBIT B shall be deemed to be references to the form of the Amended Note attached hereto as EXHIBIT A.

SECTION VII - COUNTERPARTS AND GOVERNING LAW
              ------------------------------

       This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by Ohio law.

       IT WITNESS WHEREOF, the Borrower, NCB-Agent and the banks have caused this Amendment to be executed by their authorized officers as of the date and year first above written.

National City Bank, Agent                         Pioneer-Standard Electronics, Inc.

By:                          Janice E. Focke      By:                  John V. Goodger
Printed Name:                Janice E. Focke      Printed Name:        John V. Goodger
Title:                        Vice President      Title:               V.P., Treasurer

National City Bank                                Star Bank, N.A.

By:                          Janice E. Focke      By:                  John D. Barrett
Printed Name:                Janice E. Focke      Printed Name:        John D. Barrett
Title:                        Vice President      Title:                Vice President

Society National Bank

By:                       Michael J. Jackson
Printed Name:             Michael J. Jackson
Title:                        Vice President





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                      AMENDED AND RESTATED PROMISSORY NOTE


$_______________________      Cleveland, Ohio       _______________, 1994


FOR VALUE RECEIVED, the undersigned, Pioneer-Standard Electronics, Inc. (Borrower), an Ohio corporation, promises to pay to the order of _________________________, at the main office of National City Bank (NCB), Cleveland, Ohio, the principal sum of

                    ________________________________ DOLLARS

(or, if less, the aggregate unpaid principal balance from time to time shown on the reverse side), together with interest computed in the manner provided in the Credit Agreement referred to below, which principal and interest is payable in accordance with provisions in the Credit Agreement.

This note is issued pursuant to an Agreement dated January 23, 1992, as amended from time to time (as amended, the "Credit Agreement") by and among Borrower, three banks and NCB (as agent of the banks for the purposes of the Credit Agreement) which establishes "subject commitments" (one by each bank) aggregating forty-five million dollars ($45,000,000) pursuant to which Borrower may obtain subject loans from the banks upon certain terms and conditions.
This note is issued in substitution for that certain $_________________ Note dated ____________, 19__ (the "Old Note"). This Note is not intended as a novation of the obligations of Borrower under the Old Note but rather is merely a restatement of the obligations thereunder after giving effect to the most recent amendment to the Credit Agreement.

Reference is made to the Credit Agreement for the definitions of certain terms, for provisions governing the making of subject loans, the acceleration of the maturity thereof, rights of prepayment, and for other provisions to which this note is subject. Any endorsement by the payee on the reverse side of this note (or any allonge thereto) shall be presumptive evidence of the data so endorsed.

Address:                               Pioneer-Standard Electronics Inc.
4800 East 131st Street
Cleveland, Ohio  44105                 By:              _______________________
                                       Printed Name:    _______________________
                                       Title:           _______________________




                                   EXHIBIT A





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